Exhibit 10.1

Execution Version

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

This FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”) is made and entered into as of January 30, 2026 (the “Effective Date”), by and among WEST BAY BDC LLC, a Delaware limited liability company (“Initial Borrower” and together with any other entity joining the facility as a Borrower with the consent of the Lenders, the “Borrowers”), STANDARD CHARTERED BANK, incorporated in England by Royal Charter 1853 of 1 Basinghall Avenue, London EC2V 5DD, United Kingdom (in its individual capacity, “SCB”), as administrative agent for the Lenders and the Letter of Credit Issuer and the Lenders.

W I T N E S S E T H:

A. The Borrowers party thereto, the Administrative Agent, the Lenders party thereto, and the Letter of Credit Issuer entered into that certain Revolving Credit Agreement dated as of September 25, 2024 (as the same may be further amended, restated, amended and restated, supplemented or modified from time to time, the “Credit Agreement”);

B. The Borrowers have requested that as of the Effective Date (as defined below), among other things, the Administrative Agent, the Letter of Credit Issuer and the Lenders agree to (i) increase the Maximum Commitment to an amount equal to $400,000,000, (ii) extend the Stated Maturity Date from September 25, 2026 to September 24, 2027 (such extension, the “Facility Extension”), and (iii) decrease the Applicable Margin, and make other amendments and modifications as described herein; and

C. Pursuant to Section 12.01 of the Credit Agreement, the Borrowers have requested that the Administrative Agent, Letter of Credit Issuer, and the Lenders amend the Credit Agreement and each of the Borrowers, Administrative Agent, Letter of Credit Issuer and the Lenders have agreed, upon the following terms and conditions, to amend the Credit Agreement and other Loan Documents by this Amendment as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the parties hereto hereby agree as follows:

1. Defined Terms. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement (as amended hereby) shall have the meaning assigned to such term in the Credit Agreement.

2. Amendment to the Credit Agreement. Subject to Section 3 hereof, on and as of the Effective Date, the Credit Agreement (excluding the Exhibits and Schedules thereto other than as set forth herein) will be amended as follows:

(a) The definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Applicable Margin” means (a) with respect to Term SOFR Loans, Alternative Currency Term Rate Loans, Daily CORRA Loans, Daily SONIA Loans and Letters of Credit, 1.85% per annum, and (b) with respect to Base Rate Loans, 0.85% per annum.

(b) The definition of “Stated Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Stated Maturity Date” means September 24, 2027; provided, however, the Stated Maturity Date may be extended pursuant to Section 2.18; provided, further, that, if such date is not a Business Day, the Stated Maturity Date shall be the next preceding Business Day.

(c) Schedule 1.01 of the Credit Agreement is hereby amended in its entirety to read as set forth on Schedule 1.01 hereto.

3. Conditions Precedent. This Amendment shall become effective on the date the Administrative Agent receives the following (such date, the “Effective Date”):

(a) Amendment. This Amendment, duly executed and delivered by the Borrowers, the Administrative Agent, each Lender party hereto and each of the other parties party hereto;

(b) Constituent Documents. (i) Such evidence as Administrative Agent may reasonably require to verify that Borrower is duly organized, incorporated, formed and/or registered, validly existing and in good standing, including certified copies of each such Person’s Constituent Documents and certificates of good standing, or (ii) certification that the Constituent Documents of each Borrower, attached to a prior officer’s certificate, remain in full force and effect as of the date hereof and have not been altered since the date such officer’s certificates were delivered to the Administrative Agent and certificates of good standing;

(c) Evidence of Authority. Such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of Borrower as Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment, or any other deliveries or notices contemplated thereby;

(d) Opinions of Counsel. Favorable written opinions of, Fried, Frank, Harris, Shriver & Jacobson LLP and Dechert LLP, as counsel to the Borrowers, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, dated as of the Effective Date;

( e) Fee Letter. A duly executed amended and restated Fee Letter (the “A&R Fee Letter”) by and among Borrower and the Administrative Agent or any Lender, as applicable; and

(f) Fees; Costs and Expenses. Payment by the Borrowers of all fees and other amounts due and payable under the Credit Agreement and the Loan Documents (as amended hereby), including pursuant to the A&R Fee Letter, on or prior to the Effective Date, and to the extent invoiced, reimbursement or payment of all expenses required to be reimbursed or paid by the Borrowers hereunder and the other Loan Documents, including the reasonable fees and disbursements invoiced through the Effective Date of Administrative Agent’s special counsel, Haynes and Boone, LLP.

4. Representations and Warranties. Borrower hereby represents, warrants and certifies to the Administrative Agent and the Lenders as follows as of the date hereof and after giving effect to this Amendment:

(a) Due Authorization and Enforceability. Each Borrower has the partnership, exempted limited partnership, limited liability company, special limited partnership, private limited company or corporate power, as applicable, and requisite authority to execute, deliver, and perform its respective obligations under this Amendment and the other Loan Documents to be executed by it. Each Borrower is duly authorized to, and has taken all partnership, exempted limited partnership, limited liability company, special limited partnership, private limited company and corporate action, as applicable, necessary to authorize each of them to execute, deliver, and perform its respective obligations under this Amendment and such other Loan Documents and is duly authorized to perform its respective obligations under this Amendment.

(b) Reaffirmation of Representations and Warranties. The representations and warranties contained in the Credit Agreement (as amended hereby) and the other Loan Documents are true and correct in all material respects on and as of the Effective Date with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that if any such representation and warranty is qualified as to materiality, with respect to such representation and warranty, the materiality qualifier set forth above shall be disregarded.

(c) No Event of Default or Default. Upon the effectiveness of this Amendment, no Event of Default or Default has occurred and is continuing or will result from this Amendment.

5. Miscellaneous.

(a) Facility Extension Request. For the avoidance of doubt, it is hereby agreed that the Facility Extension contemplated hereunder shall be an exercise of the facility extension option by the Borrowers pursuant to Section 2.18 of the Credit Agreement and that the Facility Extension Request is waived in connection with the Facility Extension.

(b) Ratifications and Confirmations. Except as otherwise amended herein, each Borrower confirms and agrees that, following the effectiveness of this Amendment: (i) the Credit Agreement, the Loan Documents and any of the other documents or actions referred to herein or therein shall continue to be binding against each party that is party thereto and remain in full force and effect; and (ii) the Collateral Documents shall continue to secure, in the manner and to the extent provided therein, the payment and performance of the Obligations under the Credit Agreement. This Amendment is not, and shall not be construed to be, a novation of any of the obligations owing by any party under or in connection with the Credit Agreement or any of the other Loan Documents (immediately prior to giving effect to this Amendment).

(c) No Other Amendments; Effect on Credit Agreement. Except as expressly amended herein, the terms of the Credit Agreement and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(d) Limitation on Agreements. The amendments set forth herein are limited precisely as written and shall not be deemed: (i) to be a consent under or waiver by the Lenders or the Administrative Agent of any other term or condition in any other Loan Document; or (ii) to prejudice any right or rights which the Lenders or the Administrative Agent now has or may have in the future under, or in connection with, the Credit Agreement, as amended hereby, or any of the other Loan Documents referred to herein or therein.

(e) Effect of this Amendment. From and after the Effective Date, all references in the Credit Agreement or the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement after giving effect to this Amendment, and each reference to “hereof,” “hereunder,” “herein” or “hereby” and each other similar reference and each reference to “this Credit Agreement” and each other similar reference contained in the Credit Agreement or any Loan Document shall from and after the date hereof refer to the Credit Agreement, as amended hereby.

(f) Headings. The Section headings in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

(g) No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver or an amendment of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Documents executed in connection therewith, nor constitute a waiver or an amendment of any provision contained therein, except as specifically set forth herein.

(h) Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The Credit Agreement (as amended by this Amendment), and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Credit Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

(i) Choice of Forum. Section 12.09 of the Credit Agreement regarding the choice of forum is hereby incorporated by reference in this Amendment as if fully set forth herein mutatis mutandis.

(j) Governing Law. Pursuant to Section 5-1401 of the New York General Obligations Law, the substantive laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the choice of law principles that might otherwise apply (except to the extent the laws of another jurisdiction govern the creation, perfection, validity, or enforcement of Liens under the Collateral Documents), and the applicable federal laws of the United States of America, shall govern the validity, construction, enforcement and interpretation of this Amendment.

(k) Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(l) Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(m) Loan Document. This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents shall be deemed to include this Amendment.

Remainder of Page Intentionally Left Blank;

Signature Page(s) Follow(s).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWERS:

WEST BAY BDC LLC

/s/ Stanley Matuszewski
Name: Stanley Matuszewski
Title: Chief Financial Officer and Treasurer

Signature Page to

First Amendment to Revolving Credit Agreement

(West Bay BDC)

ADMINISTRATIVE AGENT, LENDER AND
LETTER OF CREDIT ISSUER:

STANDARD CHARTERED BANK

By:	/s/ Sachi Vaz
Name:	Sachi Vaz
Title:	Director, Fund Finance

Signature Page to

First Amendment to Revolving Credit Agreement

(West Bay BDC)